Exhibit 99.1

Press Release	contacts:	Alfred G. Merriweather	Jeremiah Hall
		Chief Financial Officer	Feinstein Kean
Healthcare		Tel: 650 624 4576	Tel: 415 677 2700
		amerriweather@monogrambio.com	jeremiah.hall@fkhealth.com

EMBARGOED UNTIL 4:00PM EST, DECEMBER 19, 2007

Study Reaffirms Superiority of Trofile™ Assay

Pfizer Study Finds Pathway’s SensiTrop™ Assay Is Discordant in Detecting HIV

Tropism with Clinically Validated Trofile

SOUTH SAN FRANCISCO, Calif., December 19, 2007 – Monogram Biosciences, Inc. (Nasdaq: MGRM) today announced that Pfizer Inc (NYSE: PFE), the manufacturer of SelzentryTM (maraviroc), has reported the results of a study that compares Monogram’s Trofile Assay and Pathway Diagnostics’ SensiTrop Assay. Pfizer concluded, based on study results, that the SensiTrop results were discordant with the results obtained using Trofile, which was used and clinically validated in the Selzentry clinical trials.

In the study of 100 patient samples, of the 39 samples previously identified as dual/mixed (D/M) or X4-tropic by Trofile, 19 were classified as R5-tropic by SensiTrop. “This is of paramount importance,” said William Young, Monogram’s chief executive officer. In its release, Pfizer commented “these findings mean that there is a possibility that some patients whose tropism was assessed with SensiTrop may have received Selzentry based on an inaccurate R5 tropism reading. Selzentry is only indicated for use in treatment-experienced patients infected with R5-tropic HIV-1. If Selzentry is selected as an active drug for patients infected with D/M or X4-tropic HIV, it may not contribute to virologic suppression and could result in emergence of resistance to other drugs in the treatment regimen.”

“We are delighted Pfizer undertook this comparative analysis with Trofile, which is the only clinically validated tropism assay,” continued Young. “At Monogram, we believe strongly that scientific data should drive products and their use by physicians. All of our products are founded on science that is both sound and broadly disclosed to the clinical and scientific communities. Trofile is no exception and we are pleased to see comparisons of this sort based on sound scientific analysis.”

Details of Pfizer’s Announcement

Pfizer has stated in its announcement that it is communicating these study results in the interest of ensuring the appropriate use of Selzentry as it is only indicated for use in treatment-experienced patients infected with R5-tropic HIV-1. Pfizer has shared the full results of the analysis with the U.S. Food and Drug Administration (FDA) and intends to submit the results for presentation at an upcoming HIV medical congress.

Pfizer’s announcement acknowledges that:

•	Trofile was the only tropism assay used to screen adult HIV patients during the Selzentry clinical development program.

•	The safety and efficacy of Selzentry has been shown in treatment experienced patients who were infected by R5-tropic HIV-1 as determined by the Trofile assay.

•

Results from one study in patients identified by the Trofile assay as having D/M-tropic HIV-1 indicated that there was no significant reduction in viral load when Selzentry was added to optimized background therapy.

•	The accurate determination of tropism is essential to the appropriate use of Selzentry.

•

If Selzentry is selected as an active drug for patients infected with D/M or X4-tropic HIV, it may not contribute to virologic suppression and could result in emergence of resistance to other drugs in the treatment regimen.

Pfizer has stated that physicians who may have made treatment decisions based on the tropism results from the SensiTrop assay and who have questions about this analysis can obtain more information by calling Pfizer at 1 800 879 3477.

About Trofile

Trofile is a patient selection co-receptor tropism assay that determines whether a patient is infected with a strain of HIV that uses either the CCR5 coreceptor, the CXCR4 coreceptor, or a combination of CCR5 and CXCR4 to enter cells. The use of CCR5, CXCR4 or both coreceptors defines the “tropism” of the virus strain. Trofile amplifies the envelope gene from a patient’s HIV genome (from their blood sample) and then uses it to make HIV particles containing the patient’s virus envelope protein. The resultant HIV particles are then used to infect cells that contain the CCR5 co-receptor or the CXCR4 co-receptor on the cell surface. Once the virus infects the cell, it undergoes a single round of replication. Virus replication results in the production of luciferase from a luciferase gene that is carried into the cell by the virus. The production of luciferase in either CCR5 cells, CXCR4 cells or both cell types defines the co-receptor tropism of the patient virus.

Trofile has been used to select patients in all phase II and phase III studies of CCR5 antagonists to date. Data from Pfizer’s phase III trials of maraviroc indicate that patients identified as being CCR5 tropic by Trofile achieved a significant reduction in viral load when maraviroc was added to an optimized background therapy, while patients identified by Trofile as CXCR4 or dual/mixed (CXCR4/CCR5) achieved no significant reduction in viral load when treated with maraviroc plus an optimized background regimen.

About Monogram

Monogram is advancing individualized medicine by discovering, developing and marketing innovative products to guide and improve treatment of serious infectious diseases and cancer. The Company’s products are designed to help doctors optimize treatment regimens for their patients that lead to better outcomes and reduced costs. The Company’s technology is also being used by numerous biopharmaceutical companies to develop new and improved anti-viral therapeutics and vaccines as well as targeted cancer therapeutics. More information about the Company and its technology can be found on its web site at www.monogrambio.com.

Forward Looking Statements

Certain statements in this press release are forward-looking. These forward-looking statements include references to the demand for our Trofile Assay, the potential use of our Trofile Assay for patient selection for maraviroc, the size and timing of clinical trials utilizing our products, the outlook for maraviroc and our Trofile Assay, the number of patients each year in the U.S. who potentially could be candidates for new classes of HIV drugs such as maraviroc, expected protection provided by patents, possible regulation of Trofile and our other products by the FDA, and activities expected to occur in connection with the Pfizer collaboration. These forward-looking statements are subject to risks and uncertainties and other factors, which may cause actual results to differ materially from the anticipated results or other expectations expressed in such forward-looking statements. These risks and uncertainties include, but are not limited to: the risk that physicians may not use a molecular diagnostic for patient selection for maraviroc or other HIV drugs; whether larger confirmatory clinical studies will confirm the results of initial studies; risks related to the implementation of the collaboration with Pfizer; risks related to our ability to recognize revenue from activities under the collaboration with Pfizer; risks and uncertainties relating to the performance of our products; the growth in revenues; the size, timing and success or failure of any clinical trials for CCR5 inhibitors, entry inhibitors or integrase inhibitors; the risk that our Trofile Assay may not be utilized for patient use with maraviroc and other CCR5 inhibitors; our ability to successfully conduct clinical studies and the results obtained from those studies; our ability to establish reliable, high-volume operations at commercially reasonable costs; expected reliance on a few customers for the majority of our revenues; the annual renewal of certain customer agreements; actual market acceptance of our products and adoption of our technological approach and products by pharmaceutical and biotechnology companies; our estimate of the size of our markets; our estimates of the levels of demand for our products; the impact of competition; the timing and ultimate size of pharmaceutical company clinical trials; whether payers will authorize reimbursement for our products and services and the amount of such reimbursement that may be allowed; whether the FDA or any other agency will decide to further regulate our products or services, including Trofile; whether the draft guidance on Multivariate Index Assays issued by FDA will be subsequently determined to apply to our current or planned products; whether we will encounter problems or delays in automating our processes; the ultimate validity and enforceability of our patent applications and patents; the possible infringement of the intellectual property of others; whether licenses to third party technology will be available; whether we are able to build brand loyalty and expand revenues; restrictions on the conduct of our business imposed by the Pfizer, Merrill Lynch and other debt agreements; the impact of additional dilution if our convertible debt is converted to equity; and whether we will be able to raise sufficient capital in the future, if required. For a discussion of other factors that may cause actual events to differ from those projected, please refer to our most recent annual report on Form 10-K and quarterly reports on Form 10-Q, as well as other subsequent filings with the Securities and Exchange Commission. We do not undertake, and specifically disclaim any obligation, to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

Trofile is a trademark of Monogram Biosciences, Inc. Selzentry is a trademark of Pfizer Inc. SensiTrop is a trademark of Pathway Diagnostics Inc.